Exhibit 4.34

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Side Letter to the

Global Agreement

(New Commercial Terms for Q2, Q3 and Q4 2017)

This Side Letter (“Side Letter”) is made on 1 April 2017 (“Effective Date”) with reference to the Global Agreement (“Agreement”), and is effective between:

Amadeus IT Group, S.A., a Spanish company with principal offices at C/Salvador de Madariaga 1, 28027 Madrid, Spain, (“Amadeus”) - and -

ibibo Group Pvt Ltd, an Indian company with principal offices at F-130, G.F, Street No. 7, Pandav Nagar, Delhi-110091  (“Customer”) (Collectively, the “Parties”)

WHEREAS, the Parties have executed the Agreement, effective from 1 April 2013;

WHEREAS, the Parties wish to amend certain provisions of the Agreement in this Side Letter;

NOW THEREFORE, the Parties agree as follows:

1.	Side Letters to the Agreement

During the Term, the terms of Exhibits 1, 2, 3 and 5 to this Side Letter will apply and shall replace Exhibits 1, 2, 3 and 5 to the Agreement (and any prior amendments thereto) in their entirety during such period.

2.	Term and Termination

This Side Letter shall be effective from the Effective Date until 31 December 2017. This Side Letter shall automatically terminate upon the termination or expiration of the Agreement for any reason.

3.	Confidentiality

The terms and conditions of this Side Letter constitute confidential information and will be treated by the Parties as confidential information in accordance with the terms and conditions of the Agreement.

4.	General
4.1	All capitalized terms undefined herein shall have the meanings ascribed to them in the Agreement.

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

4.2

Except as expressly modified by this Side Letter, all other terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict or inconsistencies between the Agreement and this Side Letter, the provisions of this Side Letter shall prevail to the extent of such conflict or inconsistencies.

4.3	Section 3 of this Side Letter (Confidentiality) shall survive the expiration or termination of this Side Letter.

IN WITNESS WHEREOF, the Parties hereto have executed this Side Letter to take effect on the date herein above written.

Amadeus IT Group, S.A.	ibibo Group Pvt Ltd

By: Luigi Battista Title: Head of commercial operation online Date: 19 February 2018 | 11:35:48 CET	By: Sanjay Bhasin Title: COO Date: 19 February 2018 | 11:33:24 CET

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Exhibit 1

Territories, Customer Offices and Office IDs

The Agreement is valid only for the Territories and Customer Offices listed below, unless otherwise agreed by the Parties in an amendment hereto.

Territory	Customer Office Name	Customer Office Location	Office ID
India	IBIBO GROUP PVT LTD	BOM	BOMVS35SC
India	IBIBO GROUP PVT LTD	BOM	BOMVS35SD
India	IBIBO GROUP PVT LTD	BOM	BOMI228IM
India	IBIBO GROUP PVT LTD	BOM	BOMI228HF

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Exhibit 2

Commercials

1.	Booking Incentive. Amadeus shall pay Customer an incentive per Eligible Booking (the “Booking Incentive”) as follows:

Table 1.1

XXXX	XXXX	XXXX	All Other Eligible Bookings*
XXXX	XXXX	XXXX	XXXX

*	Applies to Domestic and International Eligible Bookings, subject to exceptions listed in Exhibit 5

(a)	“Domestic” means an Air Booking on a city pair where the departure city and arrival city are both in the same country.
(b)	“International” means an Air Booking that is not a Domestic Booking.

2.	Strategic Partner Status. Amadeus shall pay the Customer an amount of XXXX (“Product Fund”) subject to the following terms:
2.1	The Product Fund shall be utilized solely to offset charges for Amadeus products and services.
2.2	The Product Fund may not be utilized for third-party products or for new products developed and customized by Amadeus specifically for Customer.
2.3	In no event shall the Product Fund be paid out in cash, nor will unused portions of the Product Fund earned in a Year roll over subsequent Years.

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Exhibit 3

Products and Services

Amadeus and/or the applicable Amadeus ACO will provide Customer Offices with the following products and services at the following charges which are exclusive of taxes which will be added, if applicable.  Products and services not listed below will be charged, if ordered, at then prevailing rates or as otherwise agreed.  Products and services not listed below will be charged, if ordered, at then prevailing rates or as agreed between the Parties.  The below charges will be invoiced by Amadeus centrally, and Amadeus shall provide reports upon which the invoices are based.

Product Description	Charges per Unit (USD)	Units	Comments
Amadeus Ticket Changer (ATC) – Classic and Shopper	XXXX	XXXX	XXXX
Amadeus Mini-rules	XXXX	XXXX	XXXX
Amadeus Travel Alerts Notifier (ATAN)	XXXX	XXXX	XXXX
Amadeus Master Pricer Travelboard, Master Pricer Expert, Master Pricer Calendar	XXXX	XXXX	XXXX
Amadeus Central Transaction System Transactions (CST)	XXXX	XXXX	XXXX
Amadeus Web Services Development License fee	XXXX	XXXX	XXXX
Amadeus Web Services Development support and certification Fee	XXXX	XXXX	XXXX
Amadeus Web Services Late Development Fee	XXXX	XXXX	XXXX
Amadeus Web Services Transactions	XXXX	XXXX	XXXX

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Product Description	Charges per Unit (USD)	Units	Comments
Master Pricer Instant Search MPIS 250	XXXX	XXXX	XXXX
Extreme Search	XXXX	XXXX	XXXX
Ghost Bookings	XXXX	XXXX	XXXX

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Exhibit 5

Non- Eligible Bookings and Provider Programs

1.

“Non-Eligible Bookings” are Bookings that, unless otherwise expressly stated in this Exhibit, (i) are not counted towards any Eligible Booking volume calculations, and (ii) for which Amadeus pays no Incentives.  Non-Eligible Bookings include:

(i)	Unproductive Bookings (HX, UN, NO, UC);
(ii)	Passive and ghost bookings;
(iii)	Non-GDS bookings (bookings made outside of the Amadeus System);
(iv)	Bookings made on airlines that connect to the Amadeus System via Amadeus Ticketless Access, Light Ticketing or similar connectivity (when appropriate);
(v)	Bookings on content not in the Amadeus System as of the Effective Date; and
(vii)	All bookings that have not been paid by the relevant Provider.

Amadeus will have the right to amend the Non-Eligible Bookings listed above by giving Customer three (3) months’ prior written notice (the “Notice”).  If Customer objects to any such amendment, it must notify Amadeus no later than 60 days following the Notice, in which case Amadeus may engage in good faith discussions with Customer.  If such amendment is made without any changes based on such good faith negotiations, and same affects Customer by more than 10% in terms of Incentive revenue under this Agreement when compared to the prior Year, then Customer may terminate this Agreement upon 90 days advance written notice, said notice to be provided to Amadeus no later than 30 days after Amadeus’ implementation of such amendment.

2.

Notwithstanding anything to the contrary herein, Amadeus will pay the following incentives (or charge the indicated opt-in charge) for the indicated Bookings. For clarification, the following Bookings (i) are counted toward the Eligible Booking volume calculations under this Agreement and (ii) do not qualify for the Incentives on Exhibit 3 unless indicated otherwise in Table 2 below.

Table 2

POS Market	Provider Code	Provider Name	Type of segments	Incentive per Eligible Booking (USD)
India	XXXX	XXXX	ALL	XXXX
India	XXXX	XXXX	ALL	XXXX